UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: November 25, 2013

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11 th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02.  Unregistered Sales of Equity Securities.

On March 11, 2013, Viggle Inc. (the “Company”) and Sillerman Investment Company II LLC (“SIC II”), an affiliate of the Company's Executive Chairman and Chief Executive Officer, entered into an amended and restated line of credit (the “New $25,000,000 Line of Credit”) to the Company, pursuant to which the Company may, from time to time, draw on the New $25,000,000 Line of Credit in amounts of no less than $1,000,000. On November 25, 2013, the Company drew $1,045,000 under the New $25,000,000 Line of Credit, and drew an additional $955,000 from other investors who had committed to fund under the New $25,000,000 Line of Credit (the "LOC Investors"). Following such draws on November 25, 2013, the New $25,000,000 Line of Credit is fully drawn.

In accordance with the terms of the New $25,000,000 Line of Credit, the Company issued to SIC II warrants to purchase 1,045,000 shares of the Company's Common Stock, par value $0.001 per share. These warrants shall be exercisable at a price of $1.00 per share and shall expire five (5) years after issuance.

The Company expects to record a stock-based compensation charge of approximately $303,000 relating to these warrants.

The Board of Directors also approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the transaction and the issuance of the warrants for purposes of securing an exemption for such acquisition of all such warrants and the shares into which they may be converted by SIC II. As approved by the Board of Directors, SIC II is a director of the Company by deputization for purposes of securing an exemption for these transactions from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

The warrants were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

In August 2011 and May 2012, the Company previously completed certain private placement offerings (the “PIPE Transactions”) in which the Company issued to certain investors, including the LOC Investors shares of the Company's common stock and warrants to purchase shares of common stock. The Company's Board of Directors previously approved an exchange (the “PIPE Exchange”) by certain PIPE Investors of the common stock and warrants that they received in the PIPE Transactions for Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. PIPE Investors were only be permitted to participate in such exchange to the extent that they or their affiliates commit or have committed to fund a portion of the New $25,000,000 Line of Credit. For each $100,000 that a PIPE Investor commits or has committed to the New $25,000,000 Line of Credit, the PIPE Investor would be able to exchange the common stock and warrants that it received for $100,000 of investment in the PIPE Transactions for 100 shares of Series A Convertible Preferred Stock and 46 shares of Series B Convertible Preferred Stock.

On November 25, 2013, as part of the PIPE Exchange, the Company and the LOC Investors entered into exchange agreements pursuant to which the LOC Investors agreed to exchange: (a) a total of 191,000 shares of the Company's Common Stock and (b) warrants to purchase 191,000 shares of the Company's common stock that they had received in the PIPE Transactions for: (i) a total of 955 shares of Series A Convertible Preferred Stock and (ii) a total of 439.3 shares of Series B Convertible Preferred Stock. As a condition of such exchange, the LOC Investors committed to fund a total of $955,000 under the New $25,000,000 Line of Credit, and the Company drew on those commitments on November 25, 2013. The debt to the LOC Investors is subordinate to the Company's Term Loan Agreement with Deutsche Bank Trust Company Americas. As part of such draw, the Company also issued to the LOC Investors warrants to purchase 955,000 shares of the Company’s Common Stock at $1 per share. These warrants are exercisable for 5 years.

The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the warrants issued to the LOC Investors were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

The foregoing descriptions of the New $25,000,000 Line of Credit and the transactions contemplated thereby are not complete and are subject to, and qualified in their entirety by, reference to the description thereof in the Company's Current Report on Form 8-K as filed with the SEC on March 15, 2013 and to the form of New $25,000,000 Line of Credit attached thereto as Exhibit 10.3 and incorporated therein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
The documents set forth below are filed herewith.

Exhibit Number	Description
10.1	Form of Subordination Agreement
10.2	Form of Exchange Agreement for LOC Investors
10.3	Form of Commitment Letter under New $25,000,000 Line of Credit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: December 2, 2013	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

4